UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 20, 2011
NOVELIS INC.
(Exact name of Registrant as specified in its charter)

Canada	001-32312	98-0442987

(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

3560 Lenox Road, Suite 2000, Atlanta, GA		30326

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code (404) 814-4200
Not Applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On May 20, 2011, the Board of Directors of Novelis Inc. (the Company) approved the Novelis 2012 Long-Term Incentive Plan (2012 LTIP) and the Novelis 2012 Annual Incentive Plan (2012 AIP). A summary of each plan follows.
Novelis 2012 Long-Term Incentive Plan
The 2012 LTIP provides for a long-term incentive opportunity for the Company’s executive officers, other key managers, and certain high potential employees. The 2012 LTIP is designed to provide a clear line of sight for participants to Company performance as measured by the increase in the price of Hindalco shares. This design is also intended to promote the retention of key management and provide them with competitive remuneration, promote superior engagement and motivation, and align the personal financial interests of executives with the Company’s shareholder.
The 2012 LTIP will be administered by Novelis Corporate Human Resources. Awards under the 2012 LTIP will consist of stock appreciation rights (SARs) and restricted stock units (RSUs).
Each SAR will have an exercise price equal to one Hindalco share on the grant date. The SARs will vest 25% each year for four years, subject to performance criteria being fulfilled. Performance criteria will be based on Normalized Earnings Before Interest, Taxes, Depreciation and Amortization (Normalized EBITDA) performance for the Company each year. The vesting threshold will be 75% performance versus target each year, at which point 75% of SARs due that year, will vest. There is straight line vesting up to 100% of performance. After SARs have vested, they can be exercised by the employee any time during the seven year life of the 2012 LTIP. Upon exercise, the employee will receive payment equal to the difference between the share price on the date of exercise over the original exercise price; provided, however the potential gain will be restricted to a maximum of 2.5 times the target incentive opportunity if the SAR is exercised within one year of vesting or 3 times the target incentive opportunity if the SAR is exercised more than one year after vesting.
Each RSU will have a value equivalent to one Hindalco share on the grant date. RSUs will vest and be paid in full on the third anniversary of the grant date; provided however, the potential gain will be capped at a maximum of three times the initial value of the RSUs. Vesting and/or payment of the awards may be accelerated upon certain events as described in the plan.
The 2012 LTIP target amounts for our principal executive officer, principal financial officer, and our named executive officers are as follows:

Executive	LTIP Target Amount
Philip Martens	$3,800,000
Steven Fisher	$750,000
Tadeu Nardocci	$600,000
Erwin Mayr	$350,000
Jean-Marc Germain	$600,000
A copy of the 2012 LTIP is attached hereto as Exhibit 10.1 and is incorporated herein by reference.
Novelis 2012 Annual Incentive Plan
The purpose of the 2012 AIP is to provide short-term incentives for the period from April 1, 2011 to March 31, 2012. The performance benchmarks for the year are tied to four key components: (1) Normalized EBITDA performance; (2) operating free cash flow performance; (3) satisfaction of certain Environment, Health and Safety (EHS) improvement targets, and (4) individual performance. The specific weightings among these three components are 60% for Normalized EBITDA performance; 20% for operating free cash flow performance; 10% for EHS targets, and 10% for individual performance. The incentive benchmarks for each of our named executive officers are tied to company-wide performance.
No AIP bonus will be paid with respect to the Normalized EBITDA, operating cash flow, and individual performance components unless overall Novelis Normalized EBITDA for the fiscal year is at least 70% of target. Once the 70% minimum overall Novelis Normalized EBITDA threshold is achieved, the actual payout under each of these three components will range from 40% of target (threshold) to 200% of target (maximum) depending upon the actual results attributable to each such component. The 70% minimum overall Novelis Normalized EBITDA threshold does not apply to the EHS component.

If a participant terminates employment prior to the end of the performance year due to death, disability, retirement or involuntary termination without cause, the participant will receive a prorated payout. If a participant voluntarily terminates or is terminated for cause, he or she will not be entitled to any payout.
The AIP target amounts for our principal executive officer, principal financial officer, and our named executive officers are as follows:

AIP Target
(as % of base
Executive	salary)
Philip Martens	120%
Steven Fisher	75%
Tadeu Nardocci	65%
Erwin Mayr	50%
Jean-Marc Germain	65%
A copy of the 2012 AIP is attached hereto as Exhibit 10.2 and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d)	Exhibits.

10.1	Novelis 2012 Long-Term Incentive Plan

10.2	Novelis 2012 Annual Incentive Plan

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOVELIS INC.
Date: May 26, 2011	By:	/s/ Leslie J. Parrette, Jr.
Leslie J. Parrette, Jr.
General Counsel, Corporate Secretary and Compliance Officer

EXHIBIT INDEX

Exhibit
Number	Description

10.1	Novelis 2012 Long-Term Incentive Plan

10.2	Novelis 2012 Annual Incentive Plan

5